UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2019

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19450 State Highway 249, Suite 200

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 3.02     Unregistered Sales of Equity Securities.

On February 15, 2019, NCS Multistage Holdings, Inc. (the “Company”) issued 1,326,935 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), to Cemblend Systems Inc. (“Cemblend”). Cemblend received the Common Stock in exchange for Class A Exchangeable Shares of NCS Multistage Inc., a wholly-owned indirect subsidiary of the Company, which are currently exchangeable by Cemblend at a ratio of three-to-one for shares of Common Stock. This issuance was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer